THIRD AMENDMENT TO LEASE AGREEMENT
THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into as of this 26th day of September, 2018, by and between BG SCENIC POINT OFFICE 2, L.C., a Utah limited liability company (the “Landlord”), and HEALTHEQUITY, INC., a Delaware corporation (the “Tenant”).
RECITALS:
A.Landlord and Tenant entered into that certain Lease Agreement dated May 15, 2015, which was amended by that certain First Amendment to Lease Agreement dated November 3, 2015 (collectively, the “Original Lease”), pursuant to which Landlord leased to Tenant the second (2nd) and third (3rd) floors of the Building (as defined in the Lease) (the “Original Leased Premises”).
B.Landlord and Tenant entered into that certain Second Amendment to Lease Agreement dated September 16, 2016 (the “Second Amendment”; and together with the Original Lease, collectively, the “Lease”), which added the Third Expansion Premises (as defined in the Second Amendment) to the Leased Premises and provided, among other things, that Tenant would pay Common Area Expenses as to the Third Expansion Premises only on a full-service basis in accordance Subsection 2(f) of the Second Amendment.
C.Landlord and Tenant now desire to enter into this Amendment to provide that Tenant will pay Common Area Expenses as to the Third Expansion Premises on the same terms applicable to the Original Leased Premises.
AGREEMENT:
NOW, THEREFORE, for the foregoing purposes, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Recitals; Defined Terms. The Recitals set forth above are incorporated herein and into the Lease by reference. Capitalized terms used but not defined herein shall have their meanings set forth in the Lease.
2.Additional Rent for the Third Expansion Premises. Subsection 2(f) of the Second Amendment is hereby deleted in its entirety. Notwithstanding anything to the contrary in the Second Amendment, from and after January 1, 2018, the provisions of Article IV of the Original Lease shall apply to the Third Expansion Premises to the same extent applicable to the Original Leased Premises. Tenant’s Proportionate Share of Common Area Expenses is 100%.
3.Basic Annual Rent. From and after January 1, 2018, Subsection 2(d) of the Second Amendment is hereby deleted in its entirety and replaced with the following:
“(d)    Basic Annual Rent with respect to the Third Expansion Premises is initially $18.00 per rentable square foot of the Third Expansion Premises. Commencing on the first anniversary of the Third Expansion Premises Rent Commencement Date and on each anniversary of the Third Expansion Premises Rent Commencement Date thereafter, Basic Annual Rent for the Third Expansion Premises shall escalate using a two and one-half of one percent (2.5%) annually compounded rate.”
4.Miscellaneous.
(a)Headings. The captions and headings of the various sections of this Amendment are for convenience only and are not to be construed as defining or as limiting in any way the scope or intent of the provisions hereof. Wherever the context requires or permits, the singular shall include the plural, the plural shall include the singular, and the masculine, feminine and neuter shall be freely interchangeable.
(b)Entire Amendment. This Amendment contains all amendments between the Landlord and Tenant with respect to the matters set forth herein, and no amendment not contained herein shall be recognized by Landlord and Tenant. In the event of any amendment or modification of this Amendment, the amendment or modification shall be in writing signed by Landlord and Tenant in order to be binding upon Landlord and Tenant. This Amendment is only for the benefit of Landlord and Tenant, and no third party shall be entitled to rely on the provisions of this Amendment. In the event of a conflict between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control.
(c)Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.
(d)Authority. Each individual executing this Amendment does thereby represent and warrant to each other person so signing (and to each other entity for which such other person may be signing) that he or she has been duly authorized to deliver this Amendment in the capacity and for the entity set forth where she or he signs.
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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first above written.

LANDLORD:	BG SCENIC POINT OFFICE 2, L.C., a Utah limited liability company, by its manager

The Boyer Company, L.C., a Utah limited liability company

By:	_______________________
Name:
Title: Manager

TENANT:	HEALTHEQUITY, INC., a Delaware corporation

By: ____________________________
Its: ____________________________